CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 12, 2007 relating to the consolidated financial statements of Stockgroup Information Systems Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Vancouver, Canada
June 14 , 2007